PART I.  FINANCIAL INFORMATION

ITEM 1.  Financial Statements

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$ 443,162	$ 889,766
Trade receivables, net	1,396,454	1,437,093
Inventories	149,319	141,549
Income tax receivable	39,449	--
Prepaid expenses	70,481	47,268
Total current assets	2,098,865	2,515,676
PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, using the
full cost method of accounting:
Properties being amortized	31,338,474	30,685,572
Properties not subject to amortization	226,212	224,297
Drilling rig and equipment	1,926,535	1,923,035
Other	868,552	861,078
	34,359,773	33,693,982
Less accumulated depreciation, depletion
amortization and impairment	(20,282,075)	(20,058,541)
Net property, plant and equipment	14,077,698	13,635,441

LEONARDITE ASSETS HELD FOR SALE	550,803	590,225

TOTAL ASSETS	$ 16,727,366	$ 16,741,342

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 1,539,048	$ 1,649,972
Accrued expenses	277,551	320,692
Income taxes payable	--	60,551
Current portions of capital lease obligations	--	13,298
Total current liabilities	1,816,599	2,044,513
LONG-TERM DEBT, less current maturities	50,000	--
ASSET RETIREMENT OBLIGATION	2,551,990	2,521,840
DEFERRED INCOME TAXES
Related to continuing operations	773,000	768,000
Related to discontinued operations	243,000	268,000
Total liabilities	5,434,589	5,602,353
STOCKHOLDERS' EQUITY:
Common stock, par value $.01 per share;
authorized 10,000,000 shares;
issued and outstanding, 3,782,769
and 3,782,769 shares, respectively	37,828	37,828
Additional paid-in capital	432,791	432,791
Retained earnings	10,822,158	10,668,370
Total stockholders' equity	11,292,777	11,138,989
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 16,727,366	$ 16,741,342

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,

	2007	2006
OPERATING REVENUES:
Oil and gas sales	$ 1,508,028	$ 1,646,149
Drilling revenue	--	518,246

	1,508,028	2,164,395

OPERATING COSTS AND EXPENSES:
Oil and gas production costs and taxes	671,966	627,516
Drilling costs	81,419	474,335
Depreciation and depletion	204,251	214,048
Selling, general and administrative	204,429	170,801

	1,162,065	1,486,700

Operating income	345,963	677,695

OTHER INCOME (EXPENSE):
Interest expense	(2,769)	(12,945)
Interest income	2,389	4,321
Professional fees related to mergers	(140,855)	--
Other income, net	4,650	5,390

	(136,585)	(3,234)

Income before income taxes	209,378	674,461

Income tax expense	(5,000)	(71,000)

Income from continuing operations	204,378	603,461

DISCONTINUED OPERATIONS:
Loss from leonardite operations	(75,590)	(91,773)
Income tax (expense) benefit	25,000	16,000
	(50,590)	(75,773)

Net Income	$ 153,788	$ 527,688

EARNINGS PER SHARE:
Income from continuing operations	.05	.16
Income (loss) from discontinued operations	(.01)	(.02)
Net Income, basic and diluted	$ .04	$ .14

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 153,788	$ 527,688
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and depletion	216,620	215,761
Accretion of asset retirement obligation	30,150	27,700
Deferred income taxes	(20,000)	27,000
Other	1,250	1,250
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	40,639	84,293
Inventories	18,082	(33,977)
Income taxes receivable	(39,449)	--
Prepaid expenses and other	(22,013)	(124,794)
Increase (decrease) in:
Accounts payable	130,749	156,721
Accrued expenses	(43,141)	(68,764)
Income taxes payable	(60,551)	18,000

Net cash provided by operating activities	406,124	830,878

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(908,714)	(733,137)
Proceeds from sale of property, plant and equipment	19,284	18,133

Net cash used in investing activities	(889,430)	(715,004)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term capital lease obligation	(13,298)	(10,146)
Proceeds from long-term borrowings	50,000	--
Proceeds from stock options exercised	--	4,620
Principal payments on long-term debt	--	(254,632)

Net cash provided by (used in) financing activities	36,702	(260,158)

NET DECREASE IN CASH AND EQUIVALENTS	(446,604)	(144,284)

CASH AND EQUIVALENTS, beginning of period	889,766	1,669,882

CASH AND EQUIVALENTS, end of period	$ 443,162	$ 1,525,598

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$ 2,769	$ 12,945
Income taxes	100,000	10,000